Exhibit 99.1

January 27, 2016

Tetra Tech Reports First Quarter 2016 Results

•                  EPS from ongoing operations $0.42, up 2%

•                  Revenue from ongoing operations up 3%

•                  Backlog from ongoing operations up 5%

•                  Cash from ongoing operations up 87%

•                  Coffey Int’l. Ltd. joined Tetra Tech on 1/18/16

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the fiscal 2016 first quarter ended December 27, 2015.

The following presents results from ongoing operations(1) with year-over-year comparisons on a constant currency basis.  Revenue in the quarter was $540 million, and revenue, net of subcontractor costs(2) (net revenue), was $414 million, up 3% and 2%, respectively, in the first quarter of fiscal 2016 compared to the same period in fiscal 2015.  Operating income was $39 million and diluted earnings per share (EPS) were $0.42, up 1% and 2%, respectively, compared to the first quarter of fiscal 2015.  Cash generated from operations was $10 million, up 87% over the prior-year period.  Backlog of $1.8 billion was up 5% year over year.

Acquisition of Coffey International Limited

On January 18, 2016, Coffey International Limited (Coffey) officially joined Tetra Tech.  Founded in 1959 and headquartered in Sydney, Australia, Coffey has a staff of 3,300 people delivering technical and engineering solutions in international development and geoscience.  Coffey significantly expands Tetra Tech’s geographic presence, particularly in Australia and Asia Pacific.  For the most recent fiscal year ended June 30, 2015, Coffey reported revenue of approximately US$400 million.

Quarterly Dividend and Share Repurchase Program

On January 25, 2016, Tetra Tech’s Board of Directors declared a quarterly dividend of $0.08 per share payable on February 26, 2016 to stockholders of record as of February 12, 2016.  Additionally, the Company has $75 million remaining under the previously approved $200 million share repurchase program.

Comments on Results

Tetra Tech’s Chairman and CEO Dan Batrack commented, “Tetra Tech delivered solid performance for the first quarter of 2016 with growth in revenue, operating income, and EPS from our ongoing operations.  Our cash flow from operations remained strong and we continued to return capital to our shareholders through a combination of dividends and share buybacks.  In addition, we welcomed Coffey to Tetra Tech last week, which expands our geographic presence and advances us to a world-leading position in international development. With a strong first quarter and the addition of Coffey, we have increased guidance and look forward to a successful 2016.”

(1)  Refer to the Reconciliation of GAAP to Ongoing Operations table.

(2)  Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release. The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech is increasing its guidance to include Coffey for eight months of the fiscal year.  Tetra Tech expects diluted EPS for the second quarter of fiscal 2016 to be in the range of $0.33 to $0.38.  Net revenue for the second quarter is expected to range from $425 million to $475 million.  For the fiscal year 2016, diluted EPS is expected to range from $1.75 to $1.95, and net revenue is expected to range from $1.8 billion to $2.0 billion.  Cash EPS(3) is expected to range from $2.70 to $3.00 for the full year.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the first quarter results through a link posted on the Company’s website at tetratech.com on January 28, 2016 at 8:00 a.m. (PST).

(3)  Cash EPS defined as cash flow from operations divided by diluted shares outstanding.  Cash EPS is a non-GAAP financial measure that provides a valuable perspective on the Company’s financial results.

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Reconciliation of GAAP to Ongoing Operations

In thousands (except EPS data)

	Three Months Ended
	Dec. 27, 2015	Dec. 28, 2014	% Y/Y

Revenue	$560,708	$581,056	(4)%
RCM	(20,826)	(34,430)	—
Ongoing revenue	$539,882	$546,626	(1)%
Foreign exchange (FX)	22,078	—	—
Ongoing revenue, net of FX	$561,960	$546,626	3%

Net revenue	$420,956	$437,080	(4)%
RCM	(7,190)	(10,611)	—
Ongoing net revenue	$413,766	$426,469	(3)%
FX	19,868	—	—
Ongoing net revenue, net of FX	$433,634	$426,469	2%

Operating income	$32,930	$36,612	(10)%
Earn-out expense	1,001	—	—
RCM loss	5,282	3,420	—
Ongoing operating income	$39,213	$40,032	(2)%
FX	1,168	—	—
Ongoing operating income, net of FX	$40,381	$40,032	1%

EPS	$0.39	$0.41	(7)%
Earn-out expense	0.01	—	—
RCM loss	0.05	0.03	—
Retroactive R&E tax credit	(0.03)	(0.02)	—
Ongoing EPS	$0.42	$0.42	0%
FX	0.01	—	—
Ongoing EPS, net of FX	$0.43	$0.42	2%

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About Tetra Tech

Tetra Tech is a leading provider of consulting and engineering services.  For 50 years, the Company has supported commercial and government clients focused on water, environment, infrastructure, resource management, energy, and international development.  With 16,000 staff worldwide, Tetra Tech provides clear solutions to complex problems.  For more information about Tetra Tech, please visit tetratech.com, follow us on Twitter (@TetraTech), or like us on Facebook.

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements.  Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: worldwide political and economic uncertainties; fluctuations in annual revenue, expenses, and operating results; the cyclicality in demand for our overall services; the cyclicality in demand for mining services; the cyclicality in demand for oil and gas services; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; violations of U.S. government contractor regulations; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; credit risks associated with certain commercial clients; risks associated with international operations; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; changes in resource management, environmental, or infrastructure industry laws, regulations, or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental

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laws and regulations; force majeure events; protection of intellectual property rights; the interruption of systems and information technology; the ability to impede a business combination based on Delaware law and charter documents; and stock price volatility. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change.  Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year.  Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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Tetra Tech, Inc.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	December 27, 2015	September 27, 2015

Assets
Current Assets:
Cash and cash equivalents	$125,088	$135,326
Accounts receivable - net	593,968	636,030
Prepaid expenses and other current assets	49,311	42,125
Income taxes receivable	13,483	10,294
Total current assets	781,850	823,775

Property and equipment - net	61,295	64,906
Investments in and advances to unconsolidated joint ventures	1,824	1,886
Goodwill	594,004	601,379
Intangible assets - net	35,663	40,332
Other long-term assets	26,567	26,964
Total Assets	$1,501,203	$1,559,242

Liabilities and Equity
Current Liabilities:
Accounts payable	$119,922	$150,284
Accrued compensation	91,633	103,866
Billings in excess of costs on uncompleted contracts	96,188	93,989
Deferred income taxes	16,953	20,787
Current portion of long-term debt	13,041	11,904
Estimated contingent earn-out liabilities	1,122	609
Other current liabilities	62,213	69,003
Total current liabilities	401,072	450,442

Deferred income taxes	39,177	34,759
Long-term debt	177,021	180,972
Long-term estimated contingent earn-out liabilities	3,088	3,560
Other long-term liabilities	36,904	32,711

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at December 27, 2015, and September 27, 2015	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 58,909 and 59,381 shares at December 27, 2015, and September 27, 2015, respectively	589	594
Additional paid-in capital	310,662	326,593
Accumulated other comprehensive loss	(158,544)	(143,171)
Retained earnings	690,837	672,309
Tetra Tech stockholders’ equity	843,544	856,325
Noncontrolling interests	397	473
Total equity	843,941	856,798
Total Liabilities and equity	$1,501,203	$1,559,242

Tetra Tech, Inc.

Condensed Consolidated Statements of Income

(unaudited, in thousands, except per share data)

	Three Months Ended
	December 27,	December 28,
	2015	2014

Revenue	$560,708	$581,056
Subcontractor costs	(139,752)	(143,976)
Other costs of revenue	(347,796)	(358,281)
Selling, general and administrative expenses	(39,229)	(42,187)
Contingent consideration - fair value adjustments	(1,001)	—

Operating income	32,930	36,612

Interest expense - net	(1,661)	(1,790)

Income before income tax expense	31,270	34,822

Income tax expense	(8,030)	(9,176)

Net income including noncontrolling interests	23,240	25,646

Net income attributable to noncontrolling interests	(1)	(71)

Net income attributable to Tetra Tech	$23,239	$25,575

Net income per share attributable to Tetra Tech:
Basic	$0.39	$0.41
Diluted	$0.39	$0.41

Weighted-average common shares outstanding:
Basic	59,058	62,452
Diluted	59,793	63,112

Cash dividends per share	$0.08	$0.07

TETRA TECH, INC

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	December 27,	December 28,
	2015	2014

Cash flows from operating activities:
Net income including noncontrolling interests	$23,240	$25,646

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	9,805	12,992
Equity in earnings of unconsolidated joint ventures	(202)	(650)
Distributions of earnings from unconsolidated joint ventures	205	810
Stock-based compensation	2,792	2,840
Excess tax benefits from stock-based compensation	(118)	(142)
Deferred income taxes	928	4,846
Provision for doubtful accounts	7,019	(1,150)
Fair value adjustments to contingent consideration	1,001	—
Gain on disposal of property and equipment	(176)	(51)

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	30,415	35,617
Prepaid expenses and other assets	(8,648)	769
Accounts payable	(30,361)	(59,382)
Accrued compensation	(12,233)	(13,348)
Billings in excess of costs on uncompleted contracts	2,199	3,539
Other liabilities	(1,309)	(6,156)
Income taxes receivable/payable	(942)	(726)
Net cash provided by operating activities	23,615	5,454

Cash flows from investing activities:
Capital expenditures	(3,250)	(7,137)
Proceeds from sale of property and equipment	704	5,216
Net cash used in investing activities	(2,546)	(1,921)

Cash flows from financing activities:
Payments on long-term debt	(2,802)	(15,926)
Proceeds from borrowings	—	13,493
Payments of earn-out liabilities	(1,001)	—
Excess tax benefits from stock-based compensation	118	142
Repurchases of common stock	(25,000)	(20,167)
Dividends paid	(4,713)	(4,372)
Net proceeds from issuance of common stock	4,085	1,521
Net cash used in financing activities	(29,313)	(25,309)

Effect of foreign exchange rate changes on cash	(1,994)	(1,713)

Net decrease in cash and cash equivalents	(10,238)	(23,489)
Cash and cash equivalents at beginning of period	135,326	122,379
Cash and cash equivalents at end of period	$125,088	$98,890

Supplemental information:
Cash paid during the period for:
Interest	$1,743	$1,867
Income taxes, net of refunds received of $0.4 million for both periods	$8,793	$4,700